UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2007

___________________

Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

__________________

Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 984-4141

                Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

At its regular meeting on July 16, 2007, the Board of Directors of the Company approved amendments to the Company’s Bylaws for the purpose of: (1) clarifying certain provisions of the Bylaws that may be somewhat ambiguous, (2) combining the positions of Vice President- Finance and Treasurer and (3) amending other provisions of the Bylaws to either conform with the Virginia corporate statute or to conform with the past practices of the Board.

The following paragraphs discuss each of the amendments, while a copy of the complete, amended Bylaws are attached as Exhibit 3.2 to this filing.

Advance Notice Requirements for Shareholder Proposals

Article I, Section 2 of the Bylaws required that in order for a shareholder to properly bring any business before an annual meeting of shareholders, such shareholder must provide notice thereof to the Secretary of the Company not less than one hundred twenty (120) days before the meeting.

The Bylaws have been amended to require that such notice be provided to the Secretary not less than one hundred twenty (120) days and not more than one hundred fifty (150) days prior to the date of the anniversary of the immediately preceding annual meeting. Because there was no separate requirement that the Company announce the date for an annual shareholders’ meeting at least one hundred twenty (120) days in advance of the meeting, under the prior provision of the Bylaws, proposing shareholders may not have been able to assess the applicable deadline in advance. Similarly, since the current Bylaws did not have a maximum date limit, a shareholder could present a “timely” notice to the Company at any time during the year provided the shareholder satisfied the one hundred twenty (120) day requirement.

In addition, the Board believed that Article I, Section 2 of the Bylaws was unclear as to whether the one hundred twenty (120) day advance notice provision would apply in the case of shareholder nominees for election to the Board. Many public companies are explicit about this, and the Bylaws were amended to make this clear, including certain customary requirements as to the information that should be included in a shareholder director nominee notice.

Shareholder Meetings and Record Date

Article I, Section 4 of the Bylaws provided that the notice of a shareholders’ meeting must be provided not less than ten nor more than fifty days before the date of the meeting. To conform this provision with the Virginia statute, this section was amended to require notice not less than ten nor more than sixty days before the date of the meeting.

Article I, Section 4 of the Bylaws further provided that in the case of a shareholders’ meeting to act on an amendment to the Articles of Incorporation or on a plan of merger or consolidation, notice of the meeting must be provided not less than twenty-five nor more than fifty days before the date of the meeting. To conform this provision with the Virginia statute, the Bylaws were amended to require notice not less than ten nor more than sixty days before the date of the meeting.

The Virginia statute also requires that the not less than 25 nor more than 60 days notice provisions (rather than the not less than 10 nor more than 60 days notice provisions) apply in the case of shareholder meetings to act on certain matters in addition to the matters provided for in the Company’s Bylaws (such as a share exchange, certain asset sales and dissolution). Accordingly, the last sentence of Section 4, Article I of the Bylaws was amended to conform to the Virginia statute.

Article I, Section 6 of the Bylaws provided that at any meeting of the shareholders, each shareholder is entitled to vote those shares of stock standing in his or her name on the books of the Company at the time of such meeting or on any date fixed by the Board not exceeding thirty (30) days prior to the meeting. In order to conform this Section to the practices of the Board in setting record dates for annual shareholder meetings, and to conform with the Virginia corporate statute, this Section was amended to make clear that it is the Board that sets the record date and that such date may not be more than seventy (70) days prior to the date of the meeting. Similarly, Article V, Section 4 of the Bylaws previously provided as a way of establishing a record date for the closing of the Company’s transfer books for a period of not more than 50 days in connection with a shareholder meeting, or the payment of a dividend. This provision has been amended to conform with the Virginia corporate statute which permits the record date to be not more than seventy (70) days prior to the meeting or payment of a dividend.

Article I, Section 2 of the Bylaws previously provided that the annual meeting of shareholders would be held on the first (1st) Tuesday after the third (3rd) Monday in April of each year, or such other date and time as may be fixed by the Board of Directors and stated in the notice of meeting. For the past three years, the Board of Directors has fixed the first Tuesday in May as the annual meeting date, accordingly the Bylaws have been amended to provide that the annual meeting of shareholders shall be held on the first (1st) Tuesday in May of each year, or such other date and time as may be fixed by the Board of Directors and stated in the notice of meeting.

Officers

Article IV of the Bylaws previously provided that the officers of the Company shall consist of a president, a vice president—finance, a secretary, a treasurer, and such other officers as may be elected by the Board of Directors. The Bylaws have been amended to combine the vice president – finance and treasurer roles into a single position. In addition, the Article IV, Section 10 of the Bylaws previously provided that All checks, drafts, bonds (unless signed by the secretary or an assistant secretary), notes or other obligations for the payment of money shall be signed by the treasurer or an assistant treasurer (except as the Board of Directors shall otherwise specifically order) and, with the exception of checks for the payment of not exceeding $100 shall also be signed or countersigned as condition to their validity by the president, a vice president, or such other officer or agent as the directors by resolution shall direct. In order to provide for greater flexibility, Article IV has been amended to allow the Board of Directors or a duly authorized committee thereof to set by resolution what signatures are required with respect to checks, drafts, bonds, notes or other obligations.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

3.2	Shenandoah Telecommunications Company Bylaws, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY

(Registrant)

July 18, 2007	/s/ Earle A. MacKenzie

Earle A. MacKenzie

Executive Vice President and

Chief Financial Officer